     As filed with the Securities and Exchange Commission on March 28, 1997

                                                          File No. 333-
                                                                       ---------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 MEDIA 100 INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                  04-2532613
  (State or other jurisdiction of       (I.R.S. Employer Identification Number)
  organization or incorporation)

                                 100 LOCKE DRIVE
                      MARLBOROUGH, MASSACHUSETTS 01752-1192
          (Address of principal executive offices, including zip code)

                                 --------------

                       KEY EMPLOYEE INCENTIVE PLAN (1992)
                            (Full title of the plan)

                                  Peter J. Rice
                   Vice President and Chief Financial Officer
                                 Media 100 Inc.
                                 100 Locke Drive
                       Marlboro, Massachusetts 01752-1192
                                 (508) 460-1600
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                              Proposed Maximum       Proposed Maximum
Title of Securities        Amount To Be      Offering Price Per     Aggregate Offering          Amount Of
 To Be Registered           Registered            Share(1)                Price             Registration Fee
------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01           1,000,000 shares       $6.00                  $6,000,000.00           $1,818.19
============================================================================================================

(1) The proposed maximum offering price has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of Media 100 Inc. Common Stock reported on the Nasdaq National Market on March 24, 1997.



================================================================================

     Media 100 Inc. (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, File No. 33-50692, filed with the Securities and Exchange Commission on August 10, 1992, except to the extent that such contents shall have been modified or superseded as set forth herein.

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------


     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     (1) Annual Report on Form 10-K for the fiscal year ended November 30, 1996.

     (2) Current Report on Form 8-K dated December 2, 1996.

     (3) The description of the Registrant's Common Stock which is contained in the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------


     The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by Craig Barrows, General Counsel and Secretary of the Registrant. As of the date of this Registration Statement, Mr. Barrows is the holder of options to purchase 20,000 shares of the Registrant's Common Stock, granted under the Registrant's Key Employee Incentive Plan (1992).

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------


     The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful. Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any such liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

        Paragraph 8 of the Registrant's Restated Certificate of Incorporation requires the Registrant, to the maximum extent permitted from time to time under Delaware law, to indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Registrant or while a director or officer is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of any corporation or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. The foregoing does not require the Registrant to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Any person seeking indemnification under this provision shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

     Paragraph 7 of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined.

     The Registrant has obtained a directors' and officers' liability insurance policy to provide coverage for the Registrant's officers and directors.

Item 8.  Exhibits.
         ---------

     Exhibits required as part of this Registration Statement are listed in the index on page 6.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlboro, Massachusetts, on this 28th day of March, 1997.

                                             Media 100 Inc.

                                             By:      PETER J. RICE
                                                --------------------------------
                                             Name:    Peter J. Rice
                                             Title:   Vice President and Chief
                                                      Financial Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes John A. Molinari and Peter J. Rice, each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

         Signature                     Title                          Date
         ---------                     -----                          ----

JOHN A. MOLINARI              President and Chief Executive       March 28, 1997
----------------------------- Officer and Director
John A. Molinari              (Principal Executive Officer)


PETER J. RICE                 Vice President and Chief Financial  March 28, 1997
----------------------------- Officer
Peter J. Rice                 (Principal Financial Officer)


STEVEN D. SHEA                Corporate Controller and Chief      March 28, 1997
----------------------------- Accounting Officer
Steven D. Shea                (Principal Accounting Officer)


ALFRED A. MOLINARI, JR.       Director                            March 28, 1997
-----------------------------
Alfred A. Molinari, Jr.

BRUCE I. SACHS                Director                            March 28, 1997
-----------------------------
Bruce I. Sachs

PAUL J. SEVERINO              Director                            March 28, 1997
-----------------------------
Paul J. Severino

MAURICE L. CASTONGUAY         Director                            March 28, 1997
-----------------------------
Maurice L. Castonguay

R. BRADFORD MALT              Director                            March 28, 1997
-----------------------------
R. Bradford Malt

                              EXHIBIT INDEX

Exhibit Number                     Description

   4.1     Restated Certificate of Incorporation of the Registrant (filed as
           Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended November 30, 1996 of Media 100 Inc. (File No. 0-14779)).

   4.2 By-laws of the Registrant (filed as Exhibit 3.2 to the Annual Report on Form 10-K for the fiscal year ended November 30, 1996 of Media 100 Inc. (File No. 0-14779)).

   4.3 Specimen of the form of certificate representing ownership of shares of the Registrant's Common Stock, par value $.01 per share; filed herewith.

   5       Opinion of General Counsel.

   23.1    Consent of Arthur Andersen LLP.

   23.2 Consent of General Counsel (contained in the opinion filed as Exhibit 5 to this Registration Statement).

   24 Power of Attorney (included in the signature page of this Registration Statement).